UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 23, 2017

IMMUNOCELLULAR THERAPEUTICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-35560	93-1301885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

23622 Calabasas Road, Suite 300

Calabasas, California 91302

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 264-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 23, 2017, ImmunoCellular Therapeutics, Ltd. (the “Company”) was notified by the NYSE MKT that the Company is not in compliance with Section 1003(a)(iii) of the NYSE MKT Company Guide (requiring stockholders’ equity of $6.0 million or more if the Company has reported losses from continuing operations and/or net losses in its five most recent fiscal years). As of March 31, 2017, the Company had stockholders’ equity of $478,725. Accordingly, the Company has become subject to the procedures and requirements of Section 1009 of the NYSE MKT Company Guide and must submit a plan of compliance by July 23, 2017 addressing how the Company intends to regain compliance with Section 1003(a)(iii) of the NYSE MKT Company Guide by December 23, 2018.

The Company intends to submit a plan to regain compliance with NYSE MKT listing standards. If the Company does not regain compliance with those standards, or does not make progress consistent with the plan, the NYSE MKT staff may commence delisting proceedings. The Company’s common stock will continue to be listed on the NYSE MKT during the plan period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2017	IMMUNOCELLULAR THERAPEUTICS, LTD.

	By:	/s/ David Fractor
David Fractor Chief Financial Officer